EXHIBIT 4.2

                                     BY-LAWS

                                       OF

                         PHARMACEUTICAL RESOURCES, INC.

                            (A DELAWARE CORPORATION)



                       (AS LAST AMENDED ON JUNE 18, 2003)

                                   BY-LAWS
                                      OF
                        PHARMACEUTICAL RESOURCES, INC.


                              TABLE OF CONTENTS
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ARTICLE I MEETINGS OF STOCKHOLDERS...........................................1


Section 1.1.  Place of Meetings..............................................1
Section 1.2.  Annual Meetings................................................1
Section 1.3.  Special Meetings...............................................1
Section 1.4.  Notice of Meetings.............................................1
Section 1.5.  Record Date....................................................1
Section 1.6.  Action Without Meeting.........................................1
Section 1.7.  Quorum and Voting..............................................2
Section 1.8   Conduct of Meeting.............................................2


ARTICLE II DIRECTORS.........................................................2

Section 2.1.  Powers of Directors............................................2
Section 2.2.  Number, Election and Term of Office............................2
Section 2.3.  Vacancies......................................................3
Section 2.4.  Meetings of Directors..........................................3
Section 2.5.  Conduct of Meetings; Quorum; Voting............................3
Section 2.6.  Action Without Meeting.........................................3
Section 2.7.  Telephone Participation in Meetings............................3
Section 2.8.  Committees of Directors........................................3
Section 2.9.  Removal........................................................4
Section 2.10. Compensation...................................................4
Section 2.11. Manifestation of Dissent.......................................4


ARTICLE III OFFICERS.........................................................4

Section 3.1.  Enumeration....................................................4
Section 3.2.  President......................................................4
Section 3.3.  Vice President(s)..............................................4
Section 3.4.  Secretary......................................................4
Section 3.5.  Treasurer......................................................5
Section 3.6.  Other Officers and Assistant Officers..........................5
Section 3.7.  Term and Compensation..........................................5
Section 3.8.  Vacancies......................................................5
Section 3.9.  Exercise of Rights as Stockholder..............................5


ARTICLE IV WAIVERS OF NOTICE.................................................5

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                              TABLE OF CONTENTS
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                                  (CONTINUED)


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ARTICLE V INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS..................5

Section 5.1.  Mandatory Indemnification......................................6
Section 5.2.  Advancement of Expenses........................................6
Section 5.3.  Permissive Indemnification and Advancement of Expenses.........6
Section 5.4.  Basis of Rights; Other Rights..................................6
Section 5.5.  Insurance......................................................6
Section 5.6.  Powers of the Board............................................7
Section 5.7.  Definitions....................................................7


ARTICLE VI CAPITAL STOCK.....................................................7

Section 6.1.  Issuance of Stock..............................................7
Section 6.2.  Stock Certificates.............................................7
Section 6.3.  Transfer of Stock..............................................7
Section 6.4.  Lost, Stolen, Destroyed, or Mutilated Certificates.............7
Section 6.5.  Regulations....................................................8
Section 6.6.  Holders of Record..............................................8
Section 6.7.  Restriction on Transfer........................................8
Section 6.8.  Transfer Agent and Registrars..................................8
Section 6.9.  Closing of Books...............................................8


ARTICLE VII GENERAL PROVISIONS...............................................8

Section 7.1.  Corporate Seal.................................................8
Section 7.2.  Fiscal Year....................................................8
Section 7.3.  Authorization..................................................8
Section 7.4.  Financial Reports..............................................8
Section 7.5.  Effect of By-laws..............................................9


ARTICLE VIII QUALIFICATIONS OF DIRECTORS AND OFFICERS........................9

Section 8.1.  Definitions....................................................9
Section 8.2.  Qualifications.................................................9
Section 8.3.  Determinations of the Board of Directors.......................9


ARTICLE IX AMENDMENTS TO AND EFFECT OF BY-LAWS...............................9

Section 9.1.  Force and Effect of By-Laws....................................9
Section 9.2.  Amendments to By-Laws..........................................9

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                                     BY-LAWS
                                       OF
                         PHARMACEUTICAL RESOURCES, INC.


                               -------------------



                                    ARTICLE I
                            MEETINGS OF STOCKHOLDERS

Section 1.1. PLACE OF MEETINGS. Meetings of the stockholders of Pharmaceutical Resources, Inc. (the "Corporation") shall be held at such place in or outside the State of Delaware as shall be designated by the board of directors of the Corporation (the "Board") or the authorized person or persons calling the meeting.

Section 1.2. ANNUAL MEETINGS. The annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held after the close of the Corporation's fiscal year on such date and at such time as shall be designated by the Board.

Section 1.3. SPECIAL MEETINGS. Special meetings may be called for any purpose and at any time by the President (if there be one) or the Board. Business transacted at each special meeting shall be confined to the purposes stated in the notice of such meeting.

Section 1.4. NOTICE OF MEETINGS. A written notice stating the place, date and hour of each meeting and the purpose or purposes for which the meeting is called shall be given by, or at the direction of, the Secretary or the person or persons authorized to call the meeting to each stockholder of record entitled to vote at such meeting not less than ten (10) days nor more than sixty (60) days before the date of the meeting, unless a different period of time is required by applicable law in a particular case.

Section 1.5. RECORD DATE. In order to determine the stockholders entitled to notice of, and to vote at, any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, the Board may fix, in advance, a record date that shall not be more than sixty
(60) nor less than ten (10) days before the scheduled date of such meeting and nor more than sixty (60) days prior to any other action. If no record date is fixed: (x) the record date for determining stockholders entitled to notice of, and to vote at, a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (y) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is delivered to the Corporation. A determination of stockholders of record entitled to notice of, and to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board may fix a new record date for the adjourned meeting.

Section 1.6. ACTION WITHOUT A MEETING. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, in accordance with the provisions of the General Corporation Law of the State of Delaware (the "Delaware Code"), only if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the Corporation's outstanding common stock having not less than the minimum number of votes that would be necessary to authorize or


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take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Section 1.7. QUORUM AND VOTING. The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise expressly provided by the Delaware Code, the Certificate of Incorporation or these By-laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power, by the vote of the holders of a majority of the capital stock thereon, to adjourn the meeting from time to time, without notice other than announcement at the meeting (except as otherwise provided by the Delaware Code). At such adjourned meeting at which the requisite amount of shares of voting stock shall be represented, any business may be transacted that might have been transacted at the meeting as originally scheduled. At all meetings of the stockholders, each stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless such instrument lawfully provides for a longer period. At each meeting of the stockholders, each stockholder shall have one vote for each share of capital stock having voting power, registered in his or her name on the books of the Corporation at the record date fixed or otherwise determined in accordance with these By-laws. Except as otherwise expressly provided by the Delaware Code, the Certificate of Incorporation or these By-laws, all matters coming before any meeting of the stockholders shall be decided by the vote of a majority of the number of shares of stock present in person or represented by proxy at such meeting and entitled to vote thereat; provided, however, that a quorum shall be present. The directors shall be elected by the stockholders by ballot at the annual meeting or any special meeting called for such purpose.

Section 1.8. CONDUCT OF MEETING. The Board, or, if the Board shall not have made the appointment, the Chairman presiding at any meeting of stockholders, shall have the power to appoint two or more persons to act as inspectors or tellers, to receive, canvass and report the votes cast by the stockholders at such meeting; provided, that no candidate for the office of director shall be appointed as inspector or teller at any meeting for the election of directors. The Chairman or, in his or her absence, the President (if there be one), a Vice President or such other person as designated by the Board shall preside at all meetings of the stockholders, and the Secretary, or in his or her absence, the person whom the Chairman or, in his or her absence, the President, Vice President or such other person may appoint shall act as Secretary of the meeting and keep the minutes thereof.

                                   ARTICLE II
                                    DIRECTORS

Section 2.1. POWERS OF DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which shall exercise all powers that may be exercised or performed by the Corporation and that are not, by the Delaware Code, the Certificate of Incorporation or these By-laws, directed to be exercised or performed by the stockholders.

Section 2.2. NUMBER, ELECTION AND TERM OF OFFICE. Subject to the rights of the holders of any class or series of capital stock having a preference over the common stock of the Company as to dividends and/or upon liquidation, the number of directors that shall constitute the whole Board shall not be less than three nor more than 13 directors. Subject to the foregoing, the actual number of directors shall be determined from time to time by resolution of the Board. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the common stock as to dividends and/or upon liquidation, shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the Annual Meeting of Stockholders to be held in 2006, the term of office of the second class to expire at the Annual Meeting of Stockholders to be held in 2004 and term of office of the third class to expire at the Annual Meeting of Stockholders to be held in 2005, with each of the members of each class to hold office until his or her successors is duly elected and qualified. Commencing at the Company's 2007 Annual Meeting of Stockholders, and at each succeeding annual meeting of the stockholders thereafter, the successors of the class of directors whose term


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expires at that meeting shall be elected by the vote of a plurality of the number of shares of stock present in person or represented by proxy at such meeting to hold office for a term expiring at the annual meeting of stockholders in the third year following the year of their election, with each director to hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. A director may resign at any time upon written notice to the Corporation. Directors need not be stockholders of the Corporation.

Section 2.3. VACANCIES. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of only those directors who were directors of the Corporation immediately prior to such vacancies or newly-created directorships, even though such directors may constitute less than a quorum, or by a sole remaining director. The occurrence of a vacancy that is not filled by action of the Board shall constitute a determination by the Board that the number of directors is reduced so as to eliminate such vacancy, unless the Board shall otherwise specify. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. Any director so chosen to fill a vacancy or a newly-created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his/her successor shall be elected and qualified.

Section 2.4. MEETINGS OF DIRECTORS. Regular meetings of the Board shall be held immediately following the annual meeting of stockholders for the purposes of appointing officers and at such time and place as the Board shall from time to time by resolution appoint, and no notice shall be required to be given of any such regular meeting. A special meeting of the Board may be called for any purpose by the President (if there be one) or by three directors by giving two
(2) days' notice to each director by overnight courier, electronic mail, telegram, telefacsimile, telephone or other oral message, or by giving three (3) days' notice if given by depositing the notice in the United States mail, postage pre-paid. Such notice shall specify the time and place of the meeting, which may be by means of conference, telephone or any other means of communication by which all persons participating in the meeting are able to hear each other.

Section 2.5. CONDUCT OF MEETINGS; QUORUM; VOTING. At meetings of the Board, the Chairman or, in his or her absence, the President (if there be one) or a designated Vice President, shall preside. Except as otherwise provided by these By-laws, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. Any business may be transacted at any meeting at which every director shall be present, even though the directors may not have had any advance notice of such meeting.

Section 2.6. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 2.7. TELEPHONE PARTICIPATION IN MEETINGS. Members of the Board, or any committee thereof, may participate in a meeting of the Board or such committee by means of conference, telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 2.8. COMMITTEES OF DIRECTORS. By resolutions adopted by a majority of the entire Board, the Board may designate an Executive Committee and one or more other committees, each such committee to consist of one or more directors of the Corporation (other than the Audit Committee, which shall consist of at least three independent directors). Notwithstanding the foregoing, the Executive Committee shall have no more than three directors and such directors may exercise all the powers and authority of the entire Board in the management of the business and day-to-day affairs of the Corporation without the necessity of a meeting or approval of the entire Board (except as otherwise expressly limited


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by applicable law). Each such committee shall have such powers and authority of the Board as may be provided from time to time in resolutions adopted by a majority of the entire Board. The requirements with respect to the manner in which the Executive Committee and each such other committee shall hold meetings and take actions shall be set forth in the resolutions of the Board designating the Executive Committee or such other committee.

Section 2.9. REMOVAL. A director may be removed, by the holders of a majority of the shares of capital stock entitled to vote for the election of directors, for "cause" only, as such term is generally used and defined under the Delaware Code.

Section 2.10. COMPENSATION. The directors shall receive such compensation for their services as may be authorized by resolution of the Board and shall be reimbursed by the Corporation for ordinary and reasonable expenses incurred in the performance of their duties as such. Subject to applicable law, nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.11. MANIFESTATION OF DISSENT. A director of the Company who is present at a meeting of the Board or committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he shall file his or her written dissent to such action.

                                   ARTICLE III
                                    OFFICERS

Section 3.1. ENUMERATION. The officers of the Corporation that the Board shall seek to appoint at its regular meeting following each annual stockholders' meeting may consist of a president, such number of vice presidents (if any) as the Board shall from time to time appoint, a secretary, a treasurer, and such other officers (if any) as the Board shall from time to time appoint. The Board may at any time elect one of its members as Chairman of the Board, who shall preside at meetings of the Board and of the stockholders and shall have such powers and perform such duties as shall from time to time be prescribed by the Board. Any two or more offices may be held by the same person.

Section 3.2. PRESIDENT. The President, if there be one, shall be the chief executive officer of the Corporation. Subject only to the authority of the Board, he or she shall have general charge and supervision over, and responsibility for, the business and affairs of the Corporation. Unless otherwise directed by the Board, all other officers shall be subject to the authority and supervision of the President. The President may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business that are authorized, either generally or specifically, by the Board. The President shall also have such other powers and perform such other duties as are incident to the office of the president of a corporation or as shall from time to time be prescribed by the Board. In the event that there is no President, the Board may allocate the duties and powers set forth in this
Section 3.2 among such other officers as the Board in its discretion shall determine.

Section 3.3. VICE PRESIDENT(S). The Vice President or, if there shall be more than one, the Vice Presidents, in the order of their seniority unless otherwise specified by the Board, shall have such powers and perform such duties as shall from time to time be prescribed by the Board and/or the President or, if there be no President, by such other person or persons as may be designated by the Board.

Section 3.4. SECRETARY. The Secretary shall record the proceedings of the meetings of the stockholders and the Board in a book to be kept for that purpose, and shall give notice as required by applicable law or these By-laws of all such meetings. The Secretary shall have custody of the seal of the Corporation and custody of all books, records and papers of the Corporation, except such as shall be in the charge of the Treasurer or of some other person


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authorized or directed to have custody and possession thereof by resolution of the Board. The Secretary may, together with the President (if there be one) or such other person as may be designated by the Board, execute on behalf of the Corporation any contract that has been approved by the Board. The Secretary shall also have such other powers and perform such other duties as are incident to the office of the secretary of a corporation or as shall from time to time be prescribed by the Board or the President or, if there be no President, by such other person or persons as may be designated by the Board.

Section 3.5. TREASURER. The Treasurer shall keep, or cause to be kept, full and accurate accounts of the receipts and disbursements of the Corporation in books belonging to the Corporation, shall have the custody of the funds of the Corporation and shall deposit all moneys and other valuable effects of the Corporation in the name and to the credit of the Corporation in such depositories as may be designated by the Board, and shall also have such other powers and perform such other duties as are incident to the office of the treasurer of a corporation or as shall from time to time be prescribed by the Board or the President or, if there be no President, by such other person or persons as may be designated by the Board.

Section 3.6. OTHER OFFICERS AND ASSISTANT OFFICERS. The powers and duties of each other officer or assistant officer who may from time to time be chosen by the Board shall be as specified by, or pursuant to authority delegated by, the Board at the time of the appointment of such other officer or assistant officer or from time to time thereafter. In addition, each officer designated as an assistant officer shall assist in the performance of the duties of the officer to which he or she is assistant, and shall have the powers and perform the duties of such officer during the absence or inability to act of such officer.

Section 3.7. TERM AND COMPENSATION. Officers shall be appointed by the Board from time to time, to serve at the pleasure of the Board and subject to any employment or similar agreements. Each officer shall hold office until his or her successor is duly appointed and qualified, or until his or her earlier death, resignation or removal. The compensation of all officers shall be fixed by, or pursuant to authority delegated by, the Board from time to time.

Section 3.8. VACANCIES. In case any office shall become vacant, the Board shall have the power to fill such vacancy. In case of the absence or disability of any officer, the Board may delegate the powers or duties of any officer to another officer or a director for such time to be determined by the Board.

Section 3.9. EXERCISE OF RIGHTS AS STOCKHOLDER. Unless otherwise ordered by the Board, the President (if there be one) or a Vice President thereunto duly authorized by the President or the Board, shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any corporation in which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock. The Board, from time to time, may confer like powers upon any other person or persons.

                                   ARTICLE IV
                                WAIVERS OF NOTICE

Any notice required to be sent by these By-Laws, the Certificate of Incorporation or the Delaware Code may be waived in writing by any person entitled to notice. The waiver or waivers may be executed either before or after the event with respect to which notice is waived. Each director or stockholder attending a meeting without protesting the lack of proper notice, prior to its conclusion, shall be deemed conclusively to have waived notice of the meeting.

                                    ARTICLE V
                INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

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Section 5.1.   MANDATORY INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent now or hereafter permitted by applicable law, each director or officer of the Corporation who was or is, or is threatened to be made, a party to or otherwise involved in any Proceeding (hereinafter defined) by reason of the fact that such person is or was an Authorized Representative (hereinafter defined), against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding, whether the basis of such person's involvement in the Proceeding is an alleged act or omission in such person's capacity as an Authorized Representative or in another capacity while serving in such capacity, or both. The Corporation shall be required to indemnify an incumbent or former director or officer in connection with a Proceeding initiated by such person only if and to the extent that such Proceeding was authorized by the Board or it is a civil suit by such person to enforce rights to indemnification or advancement of expenses.

Section 5.2. ADVANCEMENT OF EXPENSES. The Corporation shall promptly pay all expenses (including attorneys' fees and disbursements) actually and reasonably incurred by an incumbent or former director or officer of the Corporation in defending or appearing (otherwise than as a plaintiff) in any Proceeding described in Section 5.1 hereof in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined by a final, unappealable judicial decision that such person is not entitled to be indemnified for such expenses under this Article or otherwise.

Section 5.3. PERMISSIVE INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The Corporation may, as determined by the Board in its discretion, from time to time indemnify any person who was or is, or is threatened to be made, a party to or otherwise involved in any Proceeding by reason of the fact that such person is or was an Authorized Representative, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding, whether the basis of such person's involvement in the Proceeding is an alleged act or omission in such person's capacity as an Authorized Representative or in another capacity while serving in such capacity or both. The Corporation may, as determined by the Board in its discretion from time to time, pay expenses actually and reasonably incurred by any such person by reason of such person's involvement in such a Proceeding in advance of the final disposition of the Proceeding.

Section 5.4. BASIS OF RIGHTS; OTHER RIGHTS. The rights to indemnification and advancement of expenses provided by or granted pursuant to this Article shall be presumed to have been relied upon by Authorized Representatives in serving or continuing to serve the Corporation, shall continue as to a person who ceases to be an Authorized Representative, shall inure to the benefit of the heirs, executors and administrators of such person, and shall be enforceable as contract rights. Such rights shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Delaware Code, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office or position. Any amendment, modification or repeal of this Article shall not adversely affect any right or protection of an Authorized Representative with respect to any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 5.5. INSURANCE. The Corporation may purchase and maintain insurance on behalf of each incumbent or former director and officer against any liability asserted against or incurred by such person in any capacity, or arising out of such person's status as an Authorized Representative, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article. The Corporation shall not be required to maintain such insurance if it is not available on terms satisfactory to the Board or if, in the business judgment of the Board, either (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage or (ii) the coverage provided by such insurance is so limited by exclusions and/or limitations that there is insufficient benefit from such insurance. The Corporation may purchase and maintain insurance on behalf of any person referred to in Section 5.3 hereof against any liability asserted against or incurred by such person in any capacity, or arising out of such person's status as an Authorized Representative, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

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Section 5.6.   POWERS OF THE BOARD. The Corporation may enter into contracts to provide any Authorized Representatives with specific rights to indemnification and advancement of expenses, which contracts may confer rights and protections to the maximum extent permitted by applicable law. The Board, without approval of the stockholders, shall have the power to borrow money on behalf of the Corporation, including the power to create trust funds, pledge, mortgage or create security interests in the assets of the Corporation, obtain letters of credit or use other means, from time to time, to ensure payment of such amounts as may be necessary to perform the Corporation's obligations under this Article or any such contract.

Section 5.7.   DEFINITIONS. For the purposes of this Article:


(A) PROCEEDING. "Proceeding" means a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(B) CORPORATION. References to "the Corporation" include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, which, if its separate existence had continued, would have had power and authority to indemnify its Authorized Representatives, so that any person who is or was an Authorized Representative of such constituent corporation shall stand in the same position under this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(C) AUTHORIZED REPRESENTATIVE. "Authorized Representative" means a director, officer, employee or agent of the Corporation, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan, or a person serving another corporation, partnership, joint venture, trust, other enterprise or non-profit entity in any of the foregoing capacities at the request of the Corporation.

                                   ARTICLE VI
                                  CAPITAL STOCK

Section 6.1. ISSUANCE OF STOCK. Shares of capital stock of any class now or hereafter authorized, securities convertible into or exchangeable for such stock, or options or other rights to purchase such stock or securities may be issued or granted in accordance with authority granted by resolution of the Board.

Section 6.2. STOCK CERTIFICATES. The Board shall adopt a form of stock certificate for shares of the capital stock of the Corporation, which shall be signed by the President or a Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary and may be sealed with the seal of the Corporation. All such certificates shall be numbered consecutively, and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation. If certificates are signed by a transfer agent, acting on behalf of the Corporation or registrar, the signatures of the officers of the Corporation may be by facsimile.

Section 6.3. TRANSFER OF STOCK. Shares of capital stock of the Corporation shall be transferred only on the books of the Corporation, by the holder of record in person or by the holder's duly authorized representative, upon surrender to the Corporation of the certificate for such shares duly endorsed for transfer, together with such other documents (if any) as may be required to effect such transfer.

Section 6.4. LOST, STOLEN, DESTROYED, OR MUTILATED CERTIFICATES. New stock certificates may be issued to replace certificates alleged to have been lost, stolen, destroyed or mutilated, upon such terms and conditions, including proof of loss or destruction, and the giving of a satisfactory bond or other form of indemnity, as the Board from time to time may determine.

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Section 6.5.   REGULATIONS. The Board shall have the power and authority to make all such rules and regulations not inconsistent with these By-laws as it may deem expedient concerning the issue, transfer and registration of shares of capital stock of the Corporation.

Section 6.6. HOLDERS OF RECORD. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or right, title or interest in, such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by applicable law.

Section 6.7. RESTRICTION ON TRANSFER. A restriction on the hypothecation, transfer or registration of the shares of the Corporation may be imposed either by these By-laws or by an agreement among any number of stockholders or such holders and the Corporation. No restriction so imposed shall be binding with respect to those securities issued prior to the adoption of the restriction unless the holders of such securities are parties to an agreement or voted in favor of the restriction.

Section 6.8. TRANSFER AGENT AND REGISTRARS. The Board shall have the power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates be countersigned and registered by one or more of such transfer agents and registrars.

Section 6.9. CLOSING OF BOOKS. The Board shall have the power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, that, in lieu of closing the stock transfer books, the Board may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for payment of any dividend or the date for allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividends, or any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or allotment of rights, or exercise such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as herein provided.

                                   ARTICLE VII
                               GENERAL PROVISIONS

Section 7.1. CORPORATE SEAL. The Corporation may adopt a seal in such form as the Board shall from time to time determine.

Section 7.2. FISCAL YEAR. The fiscal year of the Corporation shall be as designated by the Board from time to time.

Section 7.3. AUTHORIZATION. All checks, notes, vouchers, warrants, drafts, acceptances and other orders for the payment of moneys of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

Section 7.4. FINANCIAL REPORTS. Subject to applicable law, financial statements or reports shall not be required to be sent to the stockholders of the Corporation, but may be so sent in the discretion of the Board, in which event the scope of such statements or reports shall be within the discretion of the Board, and such statements or reports shall not be required to have been examined by or to be accompanied by an opinion of an accountant or firm of accountants.

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Section 7.5.   EFFECT OF BY-LAWS. No provision in these By-laws shall vest any property right in any stockholder.

                                  ARTICLE VIII
                    QUALIFICATIONS OF DIRECTORS AND OFFICERS

Section 8.1. DEFINITIONS. For purposes of this Article VIII, the following terms shall have the following meanings:

(a) "Affiliate," "Associate" and "control" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b) "Principal Party" shall mean any person or entity that, pursuant to an agreement, understanding or otherwise, is represented by another person.

(c) "Regulatory Approvals" shall mean any governmental or regulatory approvals, agreements, permits, licenses or registrations of the Corporation or any of its subsidiaries necessary for the conduct of its business.

Section 8.2. QUALIFICATIONS. No person shall serve as a director or officer of the Corporation or shall be elected or appointed to serve in any such capacity if, in the good faith judgment of the Board, there is a reasonable likelihood that service by such person as a director or officer (whether based on the qualifications of such person or on the qualifications of any Affiliate, Associate or Principal Party of such person) will result in (i) the loss of any existing Regulatory Approvals, (ii) the inability of the Corporation or any subsidiary to renew any Regulatory Approvals or (iii) the inability of the Corporation or any subsidiary to obtain new Regulatory Approvals.

Section 8.3. DETERMINATIONS OF THE BOARD OF DIRECTORS. Any determination by the Board with respect to the qualifications of any persons to serve as a director or officer of the Corporation pursuant to this Article VIII, whether based on the qualifications of such person or the qualifications of any Affiliate, Associate or Principal Party of such person, shall, among other things, take into account the involvement of any of such persons in legal actions or proceedings or governmental investigations. Persons, or their Affiliates, Associates or Principal Parties, covered by Section 8.2 shall include, but shall not be limited to, any (i) directors, officers or employees of the Corporation or its subsidiaries whose actions the Board has determined in good faith were detrimental to the maintenance, renewal or acquisition of the Regulatory Approvals, whether they resigned or were dismissed for cause, (ii) persons or entities who were convicted in criminal proceedings or are named defendants of pending criminal proceedings (excluding minor offenses) relating to the pharmaceutical industry or any other business regulated by any federal, state or local governmental agency or (iii) persons or entities who are subject to any order, judgment, decree or debarment, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or governmental or regulatory authority, permanently or temporarily enjoining them from, or otherwise limiting such person or entity from engaging in, any type of business practice relating to the pharmaceutical industry or any other business regulated by any federal, state or local governmental agency.

                                   ARTICLE IX
                       AMENDMENTS TO AND EFFECT OF BY-LAWS

Section 9.1. FORCE AND EFFECT OF BY-LAWS. These By-Laws are subject to the provisions of the Delaware Code and the Corporation's Certificate of Incorporation, as it may be amended from time to time. If any provision in these By-Laws is inconsistent with a provision in the Delaware Code or the Certificate of Incorporation, the provision of the Delaware Code or the Certificate of Incorporation shall govern.

Section 9.2. AMENDMENTS TO BY-LAWS. These By-Laws may be amended or repealed and new By-Laws may be adopted by the stockholders and/or the Board. Any By-Laws adopted, amended or repealed by the Board may be amended or repealed by the stockholders.

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